Exhibit 99.1

Team,

As we embark upon this new year, I’m writing to share some critical and difficult changes that we are making to our organization to best position us for the future.

As we’ve discussed in Town Halls over the last several months, we embarked on “Go for GOLD” (“Grow, Optimize, Lead Definitive Healthcare”) to assess how we are currently performing and to develop a plan to transform DH for the long run. As part of this effort, we validated our strategy and reviewed every aspect of our business. We then identified how we can work more efficiently and effectively and how we can free up capital to re-invest in the areas that will drive continued profitability and growth.

In any transformative process, the most regrettable aspect is the necessity to make tough decisions, particularly concerning our people. Unfortunately, we find ourselves faced with another difficult decision today, as we will be saying goodbye to 154 of our colleagues. This significant reduction will allow us to become a more efficient organization and add new roles and capabilities to the team over the next year. If you are among those individuals affected, you have received a meeting invitation from your ELT member or a senior leader entitled “Organizational Update.”

I fully recognize the gravity of such decisions and their impact on individuals who have made valuable contributions to our company. To those departing, your dedication and hard work have played an instrumental role in shaping Definitive Healthcare into what it is today. I extend my heartfelt gratitude for your efforts and am personally very sorry to see you leave the company.

For departing team members, we have assembled a generous exit package for you, including:

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Base salary continuation for a minimum of 3 months
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Pay out of variable compensation – be it bonuses or sales incentives – according to your individual plan
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Acceleration of unvested equity for 3 months
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Benefits continuation for a minimum of 6 months
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Outplacement support or access to outplacement services, where available
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Other benefits as required by local laws, including consultations according to the Swedish (1982:80) Employment Protection Act.

Details on these various elements of your package will be described in your individual severance documents.

I understand the emotional impact this news creates for our community, given our close-knit culture and the strong relationships all of you have built with each other. For those not impacted today, I know you’re both processing the news and saddened to say goodbye to your colleagues. If you need anything, please don’t hesitate to reach out to your leadership or your HR Business Partner.

The delicate balance between optimization and investment is a constant consideration in transformation efforts. This past year has undoubtedly been the most challenging in DH's history, as we have bid farewell to many outstanding colleagues and friends. Each of these decisions has been hard and painful. And with each reduction, our goal was to get us on a better path. So why is this time different?

For two reasons. First, while this is another significant reduction, it is part of a broader transformation of how we operate as a business. As part of “Go for GOLD”, we spent significant time and effort designing a new organization, reworking our processes, and identifying the capabilities we need for the future. Many of you will be asked to take on new responsibilities and fill new roles in the redesigned organization, and we will need leadership from most of you to get the new processes and operational models up and running successfully. Second, and importantly, we have reduced costs and scaled down some teams so we can make investments and hires in others and target those investments against key growth areas for the company. These are areas where we have the opportunity to deliver greater value to our customers and prospective customers, expand the scope of our offerings, and grow our business more quickly. We’ll share more details about all of this in the coming days. You’ll also be hearing more from your ELT leader today and more from me in the Town Hall tomorrow on our plans to move forward.

Today is a difficult but necessary step to begin reinventing DH for our future growth and success. A reduction of this size both signals and mandates change, as we simply can’t expect to do more with less without embracing a transformed organization and new methods of operating. I know we have the leadership, resourcefulness, innovation, and drive to make this change successful.

Thank you for your continued resilience during this period of change.

Robert